                          ASSET ACQUISITION AGREEMENT
                                      AND
                            PLAN OF REORGANIZATION


                                 by and among

                       Loudoun Children's Center, Inc.,

                                      and

                         Linda Nash and Stephen Nash,

                                      and

                        Nobel Education Dynamics, Inc.,



                                  dated as of

                               February 2, 1996

                               TABLE OF CONTENTS

                                                                            Page
1.   THE TRANSACTION.......................................................... 1
     1.1      Transfer of Acquired Assets..................................... 1
     1.2      Responsibility for Liabilities.................................. 3
     1.3      Proration....................................................... 4
     1.4      Liquidation of the Company...................................... 4

2.   TIME AND PLACE OF CLOSING................................................ 4

3.   DELIVERIES AT CLOSING.................................................... 5
     3.1      Company Deliveries.............................................. 5
     3.2      Nobel Deliveries................................................ 6

4.   EARN-OUT................................................................. 6
     4.1      Earn-Out Payment................................................ 6
     4.2      Calculation of Adjusted EBITDA.................................. 7
     4.3      Audit Rights; Arbitration....................................... 8

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................ 8
     5.1      Organization; Authority......................................... 8
     5.2      Power and Authority............................................. 8
     5.3      Due Authorization; Binding Agreement............................ 9
     5.4      Capitalization.................................................. 9
     5.5      Absence of Conflicting Agreements............................... 9
     5.6      Consents and Approvals.......................................... 9
     5.7      Investments and Subsidiaries................................... 10
     5.8      Compliance with Laws........................................... 10
     5.9      Permits........................................................ 10
     5.10     Encumbrances Created by this Agreement......................... 10
     5.11     Judgments and Litigation....................................... 10
     5.12     Financial Statements........................................... 11
     5.13     Tax Matters.................................................... 11
     5.14     Absence of Certain Changes..................................... 12
     5.15     Title to and Condition of Assets, Properties, etc.............. 14
     5.16     Real Property.................................................. 14
     5.17     List of Properties, Contracts, etc............................. 14
     5.18     Contract Validity, Defaults, Notice/Consent.................... 15
     5.19     Employees...................................................... 16
     5.20     Labor Matters.................................................. 16
     5.21     Relationships.................................................. 16
     5.22     Transactions with Related Parties.............................. 16
     5.23     Non-Foreign Persons............................................ 17

     5.24     Employee Benefit Plans......................................... 17
     5.25     Environmental Protection....................................... 17
     5.26     Books and Records.............................................. 18
     5.27     Intellectual Property.......................................... 19
     5.28     No Child Abuse or Sexual Abuse................................. 19
     5.29     No Other Agreements............................................ 19
     5.30     Operation of Other Centers and Schools......................... 19
     5.31     Special Arrangements........................................... 19
     5.32     Brokers........................................................ 19
     5.33     Disclosure..................................................... 20

6.   REPRESENTATIONS AND WARRANTIES OF ALL SHAREHOLDERS...................... 20
     6.1      Power and Authority............................................ 20
     6.2      Due Authorization; Binding Agreement........................... 20
     6.3      Absence of Conflicting Agreements.............................. 20

7.   REPRESENTATIONS AND WARRANTIES OF BUYER................................. 21
     7.1      Organization and Standing...................................... 21
     7.2      POWER AND AUTHORITY............................................ 21
     7.3      Due Authorization; Binding Agreement........................... 21
     7.4      Absence of Conflicting Agreements.............................. 21
     7.5      Consents....................................................... 22
     7.6      Capitalization................................................. 22
     7.7      Financial Condition............................................ 22
     7.8      Absence of Change.............................................. 22
     7.9      Brokers........................................................ 22
     7.10     Disclosure..................................................... 23

8.   EMPLOYEES OF THE BUSINESS; EMPLOYEE BENEFITS............................ 23
     8.1      Employees of the Company....................................... 23
     8.2      Employee Benefit and Bonus Claims.............................. 23

9.   CERTAIN OBLIGATIONS AND AGREEMENTS OF PARTIES AFTER CLOSING............. 24
     9.1      Remittance of Payments......................................... 24
     9.2      Collection of Receivables...................................... 24
     9.3      Discharge of Liabilities....................................... 24
     9.4      Nondisclosure; Covenant Not To Compete......................... 24
     9.5      Access to Records.............................................. 25
     9.6      Representation Letters......................................... 25
     9.7      Post-Closing Covenants of Nobel................................ 26
     9.8      Permits and Licenses........................................... 26
     9.9      INCOME TAX STATUS OF TRANSACTION............................... 26

10.  INDEMNIFICATION......................................................... 27
     10.1     Survival of Representations and Warranties..................... 27
     10.2     Indemnification by the Company and Shareholders................ 27
     10.3     Indemnification by Nobel....................................... 28
     10.4     Procedures Relating to Indemnification......................... 28
     10.5     Limitation..................................................... 29
     10.6     Remedies Not Exclusive......................................... 30
     10.7     Costs and Expenses............................................. 30
     10.8     Right of Offset................................................ 31

11.  SECURITIES MATTERS...................................................... 31
     11.1     Investment Representations and Covenants....................... 31
     11.2     Registration of Nobel Shares................................... 33
     11.3     Put Rights..................................................... 40

12.  REPRESENTATION OF SHAREHOLDERS BY COMPANY'S AGENT....................... 41
     12.1     Appointment of Company's Agent................................. 41
     12.2     Successor Agent................................................ 41
     12.3     Shareholders' Actions.......................................... 42

13.  MISCELLANEOUS........................................................... 42
     13.1     Costs and Expenses............................................. 42
     13.2     Litigation..................................................... 42
     13.3     Assignment and Benefit......................................... 42
     13.4     Schedules...................................................... 42
     13.5     Effect and Construction of this Agreement...................... 42
     13.6     Counterparts................................................... 43
     13.7     Cooperation.................................................... 43
     13.8     Notices........................................................ 43
     13.9     Amendment, Waiver, Discharge, etc.............................. 44
     13.10    SEVERABILITY................................................... 44
     13.11    NUMBER OF DAYS................................................. 44
     13.12    No Third Party Beneficiaries................................... 44
     13.13    Governing Law.................................................. 45
     13.14    Forum Selection Clause......................................... 45
     13.15    Definition of "Company's Knowledge"............................ 45

                        ASSET ACQUISITION AGREEMENT AND
                            PLAN OF REORGANIZATION


     THIS ASSET ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is dated as of February 2, 1996 by and among LOUDOUN CHILDREN'S CENTER, Inc., a Virginia corporation (the "COMPANY"); LINDA NASH AND STEPHEN NASH (collectively, the "SHAREHOLDERS"), the sole shareholders of the Company, and nOBEL EDUCATION DYNAMICS, Inc., a Delaware corporation ("NOBEL").

                                  Background
                                  ----------

     A. The Company owns and is engaged in the business of operating a child care center located at 46120 Benedict Dr., Sterling, VA (the "ACQUIRED CENTER"). The business of the Acquired Center is referred to herein as the "BUSINESS".

     B. The parties hereto desire to provide for the acquisition by Nobel of substantially all of the assets and certain of the future obligations of the Company, all on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.   THE TRANSACTION.

     Subject to the terms and conditions of this Agreement and on the basis of and in reliance upon the covenants, agreements and representations and warranties set forth herein, at the Closing (as defined in Section 2):

     1.1   TRANSFER OF ACQUIRED ASSETS.

           (a) ACQUIRED ASSETS. The Company shall transfer and deliver to Nobel all of its right, title and interest in and to all of the tangible and intangible properties and assets owned or held by the Company on the Closing Date other than the Excluded Assets (as defined in Section 1.1(b)) (collectively, the "ACQUIRED ASSETS"). The Acquired Assets shall include, without limiting the generality of the foregoing (hereafter "WITHOUT LIMITATION"), the following:

               (i) all of the Company's furniture, fixtures, equipment, machinery, teaching and educational supplies, inventories, supplies, and other tangible personal property used or held at the Acquired Center, as well as any business forms used or held exclusively at the Acquired Center, including those items described on SCHEDULE 1.1(a)(i);

               (ii) all intellectual property relating to the Business or the Acquired Center, including, without limitation, all rights of the Company to all registered and unregistered trade names and fictitious names (including, without limitation, the name "Loudoun Children's Center"), trademarks, service marks, copyrights, patents and know-how used or useful in the Business and all related applications and agreements with respect to the foregoing (the "INTELLECTUAL PROPERTY"); and all telephone numbers; and

               (iii) the leasehold interest of the Company pursuant to the lease agreement of the Company referenced on SCHEDULE 1.1(A)(III) (such lease being referred to herein as the "LEASE"; and all the leasehold interest subject to the Lease being referred to herein as the "LEASEHOLD INTEREST");

               (iv) the Company's rights, to the extent assignable, under maintenance contracts, service contracts, equipment and other leases (including, if leased, the telephone system), vehicle leases, computer software and other rights, to the extent assignable, under contracts relating to the Business or the Acquired Center that Nobel has elected to assume, each of which is described on SCHEDULE 1.1(A)(IV) (collectively, the "ASSUMED CONTRACTS"; provided that, if consent of the other party to any contract is required, such contract shall not be included within the definition of Assumed Contracts (even if described on SCHEDULE 1.1(A)(IV)) unless such other party either consents to such assignment or provides services to Nobel thereunder);

               (v) to the extent assignable, all permits, registrations, franchises, licenses, approvals and other authorizations relating to the Business or the Acquired Center (collectively, the "PERMITS"), including those described on SCHEDULE 1.1(A)(V);

               (vi) all goodwill of the Business as a going concern, including all rights to deal with clients and customers;

               (vii) all client and customer lists and records, enrollments and other documents, correspondence and files of the Company relating to the Business or the Acquired Center, including, to the extent assignable, all software and computer files;

               (viii) the motor vehicles identified on SCHEDULE 1.1(A)(VIII);

               (ix) all secrecy and non-disclosure agreements with current or former employees, consultants or contractors relating to the Business or the Acquired Center, including, without limitation, those described and identified on SCHEDULE 1.1(A)(IX); and

               (x) all other tangible and intangible assets which are used in or necessary to the operation of the Business or the Acquired Center, other than those described below in Section 1.1(b).

           (b) EXCLUDED ASSETS. Notwithstanding anything to the contrary in
Section 1.1(a), the following rights, properties and assets of the Company (the "EXCLUDED ASSETS") shall not be included in the Acquired Assets:

               (i) the corporate seal, articles of incorporation, minute books and stock books of the Company;

               (ii) all tax records, tax returns, payroll records, insurance records and other corporate documents (collectively, the "RETAINED RECORDS"); and

               (iii) all cash of the Company, all registration fees paid to the Company prior to Closing in the ordinary course of business consistent with past practices, and all right, title and interest of the Company in and to all accounts receivable.

           (c) ACQUISITION PRICE. In consideration of the delivery of the Acquired Assets, Nobel shall (i) at the Closing, issue to the Shareholders (as successor of the Company), but deliver to the Company, a number of shares of common stock, par value $.001 per share, of Nobel ("NOBEL COMMON STOCK") equal to $1,500,000 divided by the average closing price of Nobel Common Stock as reported on the NASDAQ Small Cap Market for the 20 trading days preceding the Closing Date (such number of shares of Nobel Common Stock being referred to as the "NOBEL SHARES") and (ii) within 45 days of the date of delivery to Nobel by Coopers & Lybrand of audited financial statements of Nobel for 1996 (the "EARN-OUT PAYMENT DATE"), deliver to the Shareholders (as successor to the Company) the Earn-Out Payment (as defined in Section 4); provided, however, that the Earn-Out Payment Date shall be extended by one day for each day that Closing occurs past December 31, 1995.

     1.2   RESPONSIBILITY FOR LIABILITIES.

           (a) EXCLUDED LIABILITIES. Except as otherwise provided specifically in Section 1.2(b), Nobel shall not assume, nor in any way be liable or responsible for, any liabilities, obligations or debts of the Company or any Shareholder of any type or nature ("EXCLUDED LIABILITIES"), including, without limitation, tort claims asserted against the Company or the Business (including, without limitation, claims of child abuse or sexual abuse asserted against the Company, the Business or the employees and agents of the foregoing related to matters occurring prior to Closing); claims asserted against the Company or the Business for breach of contract; tax liabilities; liabilities relating to claims for damages based upon the breach or violation by the Company of, or strict liability arising under, any environmental or occupational health and safety laws or regulations or any other Federal, state or local laws or regulations; liabilities incurred for the costs and expenses of negotiating and consummating the transactions contemplated by this Agreement; and liabilities incurred in connection with any employee benefit plan of the Company.

           (b) LIABILITIES TO BE ASSUMED BY NOBEL. Subject to the terms and conditions of this Agreement, at the Closing, Nobel will enter into an Assignment and Assumption Agreement, in form and substance satisfactory to the parties (the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), with the Company, pursuant to which the Company will assign to Nobel all of its right, title and interest under the Lease and the Assumed Contracts, and Nobel will accept such assignment and assume all of the Company's obligations accruing from and after the Closing Date under the written terms and provisions of the Lease and Assumed Contracts (collectively, together with up to $1,200 to the Company's accountant for fees relating to this transaction, the "ASSUMED LIABILITIES"); provided that liabilities and obligations under the Lease and Assumed Contracts which have accrued, or the performance of which is due, on or prior to the Closing Date shall be the sole responsibility of the Company.

     1.3 PRORATION. At the Closing (defined below), or as soon as practicable thereafter, the parties will prorate the following items, effective as of the Closing, with appropriate payments being made between and among the parties:

           (a) rent and real estate taxes under the Lease;

           (b) common area maintenance fees under the Lease;

           (c) personal property taxes with respect to the Purchased Assets;

           (d) tuition payments and deposits;

           (e) employee vacation pay and sick days earned but not paid as of Closing;

           (f) utility deposits; and

           (g) maintenance and service contracts, yellow page advertisements and other normal operating expenses covering the period before and after Closing (which item does not include, without limitation, any item relating to tangible property).

     1.4 LIQUIDATION OF THE COMPANY. As promptly as practicable following Closing, and in any event no later than December 31, 1996, the Company shall liquidate, dissolve and terminate its corporate existence in accordance with applicable law, paying or providing for the Excluded Liabilities and distributing the Nobel Shares and any remaining assets of the Company to the Shareholders.

2.   TIME AND PLACE OF CLOSING.

     The closing (the "CLOSING") of the purchase and sale of the Acquired Assets pursuant to this Agreement is taking place simultaneously with the execution hereof (the "CLOSING DATE") at the offices of Nobel, Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania.

3.   DELIVERIES AT CLOSING.

     At the Closing, the parties shall make deliveries as follows:

     3.1   COMPANY DELIVERIES.

           (a) The Company shall deliver to Nobel:

               (i) a bill of sale, in form and substance satisfactory to the parties, transferring to Nobel title to all of the Acquired Assets of the Company;

               (ii)   a counterpart of the Assignment and Assumption Agreement;

               (iii) title documents, transferring title to all the vehicles owned by the Company to Nobel, free and clear of any and all liens, charges, claims, security interests, mortgages, deeds of trust, pledges, restrictions and encumbrances of any nature whatsoever (collectively, "LIENS");

               (iv) such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Nobel good title to the Business and the Acquired Assets;

               (v) a receipt executed by the Company, acknowledging receipt by the Company of the Nobel Shares;

               (vi) copies of the resolutions of the board of directors and shareholders of the Company authorizing the execution, delivery and performance by the Company of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing Date by the secretary or an assistant secretary of the Company; and

               (vii) an incumbency certificate relating to the officers of the Company executing this Agreement and other documents or instruments delivered pursuant hereto.

               (viii) a copy of the Company's articles of incorporation and all amendments thereof to date, certified as of a recent date by the Clerk of the State Corporation Commission of Virginia, and a copy of the Company's bylaws and all amendments thereof to date, certified as of the Closing Date by the secretary or an assistant secretary of the Company;

               (ix) certificates of good standing of a recent date for the Company, certified by the Clerk of the State Corporation Commission of Virginia; and

               (x) to the extent obtainable by the Company, an estoppel certificate from the landlord with respect to the Lease, in form and substance satisfactory to Nobel;

               (xi) the opinion of Cantor Arkema & Edmonds, counsel to the Company and Shareholders, dated the Closing Date, in form and substance satisfactory to Nobel;

     3.2 NOBEL DELIVERIES. Nobel shall deliver, or cause to be delivered the items described below:

           (a) to the Company:

               (i) a certificate or certificates (for distribution to the Shareholders) representing the Nobel Shares issued in the name of the Shareholders; and

               (ii) a duly executed counterpart of the Assignment and Assumption Assignment;

               (iii) a copy of Nobel's certificate of incorporation and all amendments thereof to date, certified as of a recent date by the Secretary of State of Delaware, and a copy of Nobel's bylaws and all amendments thereof to date, certified as of the Closing Date by the secretary or an assistant secretary of Nobel, and accompanied by a certificate of good standing as of a recent date for Nobel, certified as of a recent date by the Secretary of State of Delaware;

               (iv) a copy of the resolutions of the board of directors of Nobel authorizing the execution, delivery and performance by Nobel of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing Date by the secretary or an assistant secretary of Nobel;

               (v) an incumbency certificate relating to the officers of Nobel executing this Agreement and other documents or instruments delivered pursuant hereto; and

               (vi) the opinion of Drinker Biddle & Reath, special counsel to Nobel, dated the Closing Date, in form and substance satisfactory to the Company and the Shareholders.

4.   EARN-OUT.

     4.1 EARN-OUT PAYMENT. On the Earn-Out Payment Date, Nobel will pay to the Shareholders (as successor to Company) an amount (the "EARN-OUT PAYMENT") equal to 2.22 multiplied by the amount, if any, by which Adjusted EBITDA (defined below) of the Acquired Center during the period commencing on the Closing Date and ending on the day preceding the first anniversary of the Closing Date (the "EARN-OUT PERIOD") exceeds Two Hundred Seventy-Two Thousand Seventy-Five Dollars ($272,075). Nobel shall deliver to the Company's Agent, together with the Earn-Out payment, a report indicating the basis for the calculation of the payment made, which report shall be executed by the president or chief financial officer of Nobel. The Earn-Out Payment will be made in cash (or check); provided that if the Earn-Out Payment is greater than $_______, any excess over such amount shall be paid by delivery of additional shares of shares of Nobel Common Stock (such shares to be valued for such purpose at the average closing price of Nobel Common Stock as reported on the NASDAQ Small Cap Market for the 20 trading days preceding the Earn-Out Payment
Date); provided further that in no event shall the Earn-Out Payment exceed $1,000,000 (in cash and shares). Any such additional shares of Nobel Common Stock shall be deemed to be included in the definition of "Nobel Shares" for the purposes of this Agreement. Notwithstanding the foregoing, Nobel shall not be obligated to deliver such additional Nobel Shares unless and until the Shareholders shall have delivered a representation letter as to the matters set forth in Section 11.1.

     4.2   CALCULATION OF ADJUSTED EBITDA.

           (a) The "ADJUSTED EBITDA" of the Acquired Center shall equal (i) all revenues attributable to the Acquired Center for the Earn-Out Period minus (ii) all expenses of the Acquired Center for the Earn-Out Period. In calculating such expenses, no allocation shall be made of general corporate expenses of Nobel (except for expenses which are directly attributable to the Business relating to the Acquired Center) and, specifically, no charges will be made for:

               (i) administrative support from Nobel's corporate headquarters for (i) payroll functions, (ii) accounts payable functions, (iii) banking and financing functions, (iv) in-house legal support, (v) revenue recording, (vi) analysis of accounts receivable (provided, however, that each Acquired Center will be responsible for collections), (vii) preparation of monthly profit and loss statements; (viii) petty cash management, (ix) preparation of weekly operating reports compiled on the basis of input from the Acquired Center, (x) tracking of capital expenditures or (xi) any allocation of expenses not directly associated with the operation of the Acquired Center; or

               (ii) the consulting fees payable to Linda Nash pursuant to the consulting agreement between her and Nobel; or

               (iii) charges for depreciation, amortization of good will, interest expense and federal or state income taxes; or

               (iv) travel expense related to trips to and from Nobel's corporate headquarters or otherwise requested by Nobel.

           (b) Salary and consulting fees paid to all persons in connection with the operation of the Acquired Center other than Linda Nash will be charged as expenses in calculating the Earn-Out Amount; provided that if Nobel determines to hire a person ("NEW MANAGER") to replace Linda Nash after the Earn-Out Period (which decision shall be made in cooperation with Linda Nash and, unless Nobel and Linda Nash both consent, would not be implemented prior to the date eight months following the date hereof), the costs associated with such hiring and retaining will not be charged as expenses in calculating the Earn-Out, except for compensation paid to the New Manager in the last three months of the Earn-Out Period. The proviso in the previous sentence does not apply if Rod Kennedy or Robin Smith is promoted to such position. If a New Manager other than Rod Kennedy or Robin Smith is hired, Nobel and Linda Nash shall jointly determine whether also to continue their employment; and if a decision is made to terminate the employment of either Rod Kennedy or Robin Smith, the incremental cost, if any, of the New Manager over the cost of Rod Kennedy and/or Robin Smith (whomsoever employment is terminated) will not be charged as expenses in calculating the Earn-Out.

           (c) All calculations shall be made in accordance with generally accepted accounting principles consistently applied (except as specifically provided in this Section 4); provided that Nobel shall be entitled to allocate expenses in such manner as it desires in its sole and unfettered discretion. (The proviso in the previous sentence relates only to the allocation of expenses under Sections 4.1 and 4.2 and not to the calculation of the aggregate amount of such expenses.)

     4.3 AUDIT RIGHTS; ARBITRATION. The Company's Agent shall have the right to audit all of Nobel's books and records related to the calculation of the Earn-Out Payment, which right may be exercised upon reasonable notice to Nobel. Any dispute regarding the Earn-Out payment that cannot be resolved shall be submitted to formal arbitration by a mutually agreeable arbitrator upon such terms as the arbitrator may decide. If no arbitrator can be selected by the parties, then such arbitrator shall be selected by the American Arbitration Association and such arbitration shall be pursuant to the rules for commercial arbitration as promulgated by such Association. The arbitrator, regardless of how selected, shall promptly obtain such information regarding the Earn-Out payment he or she deems advisable and shall decide with dispatch the amount of the Earn-Out payment and render a written decision which shall be delivered to all parties. Any such decision will be a conclusive determination of the matter and shall be binding upon each party, and shall not be contested by any party. At the time of rendering the decision, the arbitrator shall establish his or her fees and expenses in connection therewith. Such fees and expenses shall be allocable by the arbitrator in his or her decision. Judgment upon any arbitration decision may be entered and enforced in any court of competent jurisdiction.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to Nobel as follows:

     5.1 ORGANIZATION; AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority to own and lease the properties now owned or leased by it and to conduct the businesses presently being conducted by it. Neither the nature of the Company's properties nor the conduct of the businesses of the Company require the Company to be qualified and licensed to do business as a foreign corporation in any other jurisdiction.

     5.2 POWER AND AUTHORITY. The Company has the full power, authority and capacity to execute, deliver and perform this Agreement and the other agreements, documents and instruments required to be delivered by it to Nobel at the Closing (collectively, the "SELLERS' TRANSACTION DOCUMENTS") and to perform its obligations hereunder and thereunder.

     5.3 DUE AUTHORIZATION; BINDING AGREEMENT. The execution and delivery by the Company of this Agreement and each of the Sellers' Transaction Documents to which it is a party, and the performance by the Company of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary action of the Board of Directors and shareholders of the Company. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, and, when executed and delivered, each of the Sellers' Transaction Documents will constitute, the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought.

     5.4 CAPITALIZATION. All of the shares of capital stock of the Company are owned, both beneficially and of record, by the Shareholders, in the amounts set forth on SCHEDULE 5.4. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding.

     5.5 ABSENCE OF CONFLICTING AGREEMENTS. The execution and delivery of this Agreement and the Sellers' Transaction Documents by the Company, and the performance by it of the transactions contemplated hereby and thereby, will not, with or without the giving of notice, lapse of time or both, conflict with, or constitute a breach of or a default under, or violate or give to any third party any rights under:

           (a) any law, statute, rule, regulation, judgment, order, writ, injunction, decree or ruling of any court or governmental authority (collectively, "LAWS") applicable to the Company or by which the Company or any properties of the Company is bound;

           (b) the articles of incorporation or by-laws of the Company; or

           (c) any Assumed Contract or any other material agreement, indenture, instrument or contract to which the Company is now a party or by which the Company or any properties of the Company is bound.

     5.6 CONSENTS AND APPROVALS. Except for the consents and approvals listed on SCHEDULE 5.6, no consent, waiver, approval, license or authorization of, or filing, registration or qualification with, or notice to, any governmental authority or any other person or entity is required to be made, obtained or given by in connection with the execution, delivery and performance by the Company of this Agreement or any of the Sellers' Transaction Documents.

     5.7 INVESTMENTS AND SUBSIDIARIES. Except as disclosed on SCHEDULE 5.7, the Business (including the Acquired Center) is and has been conducted solely by and through the Company and no other person or entity, and the Company have not agreed, contingently or otherwise, to share any profits, losses, costs or liabilities, or to indemnify any person or entity, or to guaranty the obligations of any person or entity, in each case, with respect or relating to the Business. Except as disclosed on SCHEDULE 5.7, the Acquired Assets, the Lease and the Contracts (defined below) are all of the material assets used in or necessary for the conduct of the Business as currently conducted. No Acquired Asset is owned or held by any person or entity (including any Shareholder) other than a Company. The Company does not have any subsidiaries.

     5.8 COMPLIANCE WITH LAWS. The Company has operated the Business in compliance in all material respects with all Laws, and the Company has not received any claim or notice that the Business is not in compliance with any Law, except as shown on SCHEDULE 5.8.

     5.9 PERMITS. Except as set forth on SCHEDULE 5.9, SCHEDULE 1.1(A)(V) is a true, correct and complete list of all Permits which are necessary for the Company to conduct the Business as now conducted. The Company owns, possesses or has the legal right to use all of the Permits, free of any and all Liens. The Company is not in default under, nor has the Company received any notice of any claim or default or any other claim or proceeding relating to, any such Permit.

     5.10 ENCUMBRANCES CREATED BY THIS AGREEMENT. The execution and delivery of this Agreement and the Sellers' Transaction Documents by the Company and each Shareholder do not, and the performance of their respective terms will not, create any Liens on any of the Acquired Assets in favor of third parties or give rights to third parties other than Nobel.

     5.11  JUDGMENTS AND LITIGATION.

           (a) Except as described in SCHEDULE 5.11, there are no, and during the last three years there have not been any, claims, actions, suits, proceedings (arbitration or otherwise) or, to the Company's knowledge, inquiries or investigations, pending or, to the Company's knowledge, threatened, involving or affecting the Company or any of its properties or the Business, or the Company's directors, officers or shareholders in their capacities as such, before or by any court or governmental agency or instrumentality, or before an arbitrator of any kind which, in the case of claims, inquires or investigations not yet resulting in any action, suit or proceeding, if decided adversely against the Company or its directors, officers or shareholders could have a material adverse affect on the Company's financial condition or results of operations. To the Company's knowledge, there is no state of facts or occurrence of any event that could reasonably serve as a basis for any claim, action, suit or proceeding against the Company, the Acquired Assets or the Business which, if decided adversely against the Company or its directors, officers or shareholders, could have a material adverse affect on the Company's financial condition or results of operations. Except as described in SCHEDULE 5.11, to the Company's knowledge, there is no claim, action, suit, proceeding, inquiry or investigation presently threatened or contemplated that questions the validity of this Agreement or any of Sellers' Transaction Documents or the transactions contemplated hereby or thereby.

           (b) Except as described in SCHEDULE 5.11, there are no outstanding orders, writs, injunctions, fines, citations, penalties, decrees or unsatisfied judgments of any court, governmental agency or instrumentality or arbitrator against the Company, the Acquired Assets or the Business.

     5.12  FINANCIAL STATEMENTS.

           (a) SCHEDULE 5.12 contains true, correct and complete copies for the Company of (i) the Company's balance sheet (the "BALANCE SHEET") as of December 31, 1995 (the "BALANCE SHEET DATE") and the Company's related statements of income prepared on a cash basis for the fiscal period then ended and (ii) the Company's balance sheets as of December 31, 1993 and 1994 and the Company's statements of income for each of the fiscal years then ended (collectively, the "FINANCIAL STATEMENTS").

           (b) The Financial Statements have been prepared on a cash basis and present fairly the financial position of the Company and the results of its operations and cash flows at the dates and for the periods covered thereby.

           (c) Except as identified in SCHEDULE 5.12, the Company has no material liabilities or obligations of any nature (absolute or contingent) that are not reflected on the Balance Sheets (including, without limitation, reasonably anticipated liabilities, losses and expenses of the Company, including, without limitation, those with respect to accrued income and other taxes, depreciation and the costs of all pension, retirement, incentive, bonus, profit-sharing, vacation, holiday or other plans or policies (if any) for the benefit of the Company's employees), except for current liabilities which have been incurred since the Balance Sheet Date in the ordinary course of business consistent in nature and amount with past practice and which are not inconsistent with any of the representations and warranties contained herein (such current liabilities are herein referred to as "CURRENT LIABILITIES"). To Seller's knowledge, there is no basis for the assertion against the Company of any liability or obligation of any nature or in any amount (other than Current Liabilities as aforesaid) not fully reflected or reserved against in the Balance Sheet or identified on SCHEDULE 5.12.

           (d) The Company is not insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement.

     5.13  TAX MATTERS.

           (a) SCHEDULE 5.13 contains true, correct and complete copies of the federal income tax returns of the Company for the Company's fiscal years ended December 31, 1991, 1992, 1993 and 1994.

           (b) Except as disclosed on SCHEDULE 5.13:

               (i) The Company has been qualified as an S Corporation, as defined in Section 1361 of the Internal Revenue Code of 1986, as amended (the "CODE"), for income federal tax purposes and for state income tax purposes in the Commonwealth of Virginia in each fiscal year since its inception.

               (ii) The Company has timely and properly filed all federal, state, county and local returns and reports relating to Taxes (defined below) and all such returns and reports were true, correct and complete in all material respects when filed. All federal, state, county and local income, profits, franchise, sales, use, payroll, premium, occupancy, property, severance, excise, withholding, customs, unemployment, transfer and other taxes, including interest, additions to tax and penalties (collectively, "TAXES") due or properly shown to be due on any return referred to in the preceding sentence with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and timely paid or, in the case of Taxes not yet due, fully provided for on the books of account of the Company. There are no levies, Liens or other encumbrances (except any Lien for Taxes not yet due and payable) relating to Taxes existing, pending or, to the Company's knowledge, threatened with respect to any asset of the Company.

               (iii) No waivers of statutes of limitation have been given or requested with respect to any tax returns and reports referred to subsection (a) above or with respect to any Taxes. SCHEDULE 5.13 lists all federal, state, local and foreign income and franchise tax returns of the Company which have been examined or which are currently under examination by the Internal Revenue Service or by other appropriate taxing authorities and, except as and to the extent set forth in SCHEDULE 5.13 or provided for on the financial statements, any and all deficiencies assessed or assessments made as a result of such examinations have been fully paid, and there are no other unpaid deficiencies asserted or assessments made by any taxing authority against the Company. No issues have been raised and are currently pending by the Internal Revenue Service or any other taxing authority in connection with such tax return. The Company has not made an election under Section 341(f) of the Code. The Company uses the cash method of accounting for federal income tax purposes. The Company is not required to make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise. SCHEDULE 5.13 lists all elections by or with respect to the Company for federal income tax purposes that are currently applicable.

               (iv) The books and records of the Company are sufficient to prove in all material respects the correctness of all tax returns for open tax years and to determine and to prove the adjusted tax basis for Federal income tax purposes of each asset of the Company.

     5.14 ABSENCE OF CERTAIN CHANGES. Since December 31, 1995, the Business has been conducted only in the usual and ordinary course consistent with past practice, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, properties, operations or prospects of the Business or the Company or any event, condition or contingency that is likely to result in any such material adverse change, and, except as disclosed in SCHEDULE 5.14, the Company has not:

           (a) sold, assigned, leased, transferred, mortgaged, pledged or imposed any Lien on any of its assets or properties material to the operation of the Business, except in the ordinary course of business consistent with past practice;

           (b) suffered any damage, destruction or loss, whether or not covered by insurance, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of delivery of supplies or utility services used in or required to conduct the Business, or suffered any material change in its financial condition or in the nature of its business or operations which has had or might have a material adverse effect on the operations, assets, properties or prospects of the Business;

           (c) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its shareholders, directors, officers or employees, or made any increase in, or any additions to, other benefits to which any of its shareholders, directors, officers or employees may be entitled, other than salary increases to non-management level employees made in the ordinary course of business;

           (d) changed any of the accounting principles followed by it or the methods of applying such principles;

           (e) entered into any amendment or termination of any Lease, Assumed Contract or any other material agreement or other document or commitment affecting or relating to the Business (or received any notice thereof), or entered into any material transaction (whether or not in writing), other than this Agreement;

           (f) accelerated the collection of tuition or registration fees or otherwise collected such fees in a manner not consistent with the Company's normal business practice;

           (g) issued any capital stock or other securities of the Company, or repurchased or redeemed any such shares of capital stock or other securities (other than with cash other than proceeds of assets sold other than in the ordinary course of business);

           (h) declared or paid any dividend or other distribution or payment in respect of the shares of capital stock of the Company, other than cash dividends paid with cash other than proceeds of assets sold other than in the ordinary course of business; or

           (i) agreed to do any of the foregoing.

     5.15 TITLE TO AND CONDITION OF ASSETS, PROPERTIES, ETC. Except as described on SCHEDULE 5.15,

           (a) the Company has good title to all of its tangible and intangible properties and assets (including those reflected on the Balance Sheet (except to the extent the same have since been sold or otherwise disposed of in the ordinary course of business consistent with past practice) and including, all of the Acquired Assets), free and clear of any and all Liens and, upon Closing, such title will be transferred to Nobel;

           (b) all of the Acquired Assets are in the possession or under the control of the Company and are located at the Acquired Center and, to the Company's knowledge, are in good condition and repair, ordinary wear and tear excepted and are of a condition, nature and quantity sufficient for the conduct of the Business as conducted during the past two years; and

           (c) to the Company's knowledge, there is no material structural, mechanical or other significant defect or deficiency in the Acquired Center, the Acquired Assets or the real property at which the Acquired Center is located.

     5.16 REAL PROPERTY. The Leasehold Interest is the only real property owned (beneficially or of record) or leased by the Company. SCHEDULE 5.16 contains true, correct and complete copy the Lease, including all amendments or modifications to date. Neither the Company nor any Shareholder has received any written or oral notice for assessments for public improvements against any of such real properties which remains unpaid and, to the Company's knowledge, no such assessment has been proposed. Except as shown on SCHEDULE 5.16, neither the Company nor any Shareholder has received any written or oral notice or order by any governmental or other public authority, any insurance company which has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions which (i) relates to violations of building, safety, fire or other ordinances or regulations, (ii) claims any defect or deficiency with respect to any of such properties or (iii) requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same. To the Company's knowledge, there is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of such properties and, to the Company's knowledge, no such proceeding is contemplated.

     5.17  LIST OF PROPERTIES, CONTRACTS, ETC.

           (a) SCHEDULES 1.1(A)(I) AND 1.1(A)(VIII) contain true, correct and complete lists, as of the date hereof, of each vehicle, item of machinery, equipment and other tangible assets owned by the Company; and all items identified on the lists are located at the Acquired Center specified in such Schedule.

           (b) SCHEDULE 5.17(B) contains a true, correct and complete list, as of the date hereof, of all machinery, vehicles and equipment under lease to the Company, together with the identity of the lessor, the annual rental and unexpired lease term.

           (c) SCHEDULE 5.17(C) contains a true, correct and complete list, as of the date hereof, of each contract, agreement, purchase order or other commitment (whether or not in writing) relating to the Business or to which the Company is a party or by which the Company or any Acquired Asset is bound (collectively, the "CONTRACTS").

           (d) SCHEDULES 1.1(A)(ii) AND 5.17(D) contain, respectively, a true, correct and complete list, as of the date of this Agreement, of all Intellectual Property which are owned, possessed or used in the operation of the Business by the Company.

           (e) SCHEDULE 5.17(E) contains a true, correct and complete list, as of the date of this Agreement, of each form of contract, agreement or commitment used by the Company as a standard form in the Business.

           (f) SCHEDULE 5.17(F) contains a true, correct and complete summary, as of the date of this Agreement, of each policy and binder of insurance owned by or maintained for the benefit of the Company, or respecting which any premiums are paid directly or indirectly by Shareholders relating to the Business, and each insurance claim made or loss incurred by the Company in the preceding three years pursuant to any liability, workers' compensation or other insurance policy.

     5.18  CONTRACT VALIDITY, DEFAULTS, NOTICE/CONSENT. Except as described on
SCHEDULE 5.18:

           (a) each Contract was made in the ordinary course of business, is in full force and effect and is valid, binding and enforceable against the Company and, to the Company's knowledge, the other parties thereto in accordance with its terms, except as such may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought;

           (b) all parties to the Contracts have complied with the provisions thereof, no party is in default thereunder, and to the Company's knowledge, no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder; and

           (c) none of the Contracts requires notice to or the consent of any party thereto in connection with the consummation of the transactions contemplated hereby (including, assignment to Nobel of the same).

     5.19  EMPLOYEES.

           (a) SCHEDULE 5.19(A) sets forth a true, correct and complete list of the names of the center director of the Acquired Center and all other persons with managerial level responsibilities in the Business.

           (b) SCHEDULE 5.19(B) sets forth a true, correct and complete lists of the name and current annual rate of compensation (including bonuses) paid or payable by the Company to each of its center directors and employees. Except as disclosed on SCHEDULE 5.19(B), there are no contracts, commitments or policies, written or oral, relating to the employment or severance of any such center directors or employee.

           (c) No amount is owing to any employee of the Company with respect to bonus or incentive awards, if any, for services rendered on or before the Closing Date in accordance with the terms of applicable plans or policies of the Company or otherwise. SCHEDULE 5.19(C) sets forth a tabulation showing the amount of accrued but unused vacation and sick days for each employee of the Company as of December 31, 1995.

     5.20 LABOR MATTERS. None of the Company's employees is represented by any union or other collective bargaining representative nor, to the Company's knowledge, are there currently any attempts by any union or other collective bargaining representative to organize employees and, to the Company's knowledge, there have been no such attempts within the last one year. Since the commencement of operations of the Company, there has not been, nor, to the Company's knowledge, is there threatened or contemplated, any strike, slowdown, picketing or work stoppage by any employees against the Company, its assets or properties wherever located, any lockout by the Company of any of its employees or any labor trouble or other occurrence, event or condition of a similar character affecting in any material respect, or which may affect in any material respect, the operations, assets, properties or prospects of the Company, the Business or the Acquired Assets.

     5.21 RELATIONSHIPS. Except as disclosed in SCHEDULE 5.21, there is no dispute or controversy existing between the Company and any of its clients or customers with respect to any services or product sold or furnished by the Company; and there is no dispute or controversy existing between the Company and any supplier or other contractor with respect to any product or service purchased by the Company from such person or entity.

     5.22 TRANSACTIONS WITH RELATED PARTIES. Except as disclosed on SCHEDULE 5.22, since January 1, 1993, no Related Party has engaged in any material transaction with the Company (other than providing services as an employee of a Company as disclosed pursuant to Section 5.19(b)). As used herein, a "RELATED PARTY" means (i) any officer, director or shareholder of the Company, (ii) any relative of any such officer, director or shareholder, or (iii) any business or entity, or any officer, director or shareholder of any business or entity, in which any of the persons referred to in clause (i) or (ii) has any direct or material indirect interest.

     5.23 NON-FOREIGN PERSONS. The Company is not a foreign person, foreign partnership, foreign trust or foreign estate as defined in Section 1445(f)(3) of the Code, and the delivery of the Nobel Shares and payment of the Earn-Out Payment will not be subject to the withholding requirements of Section 1445 of the Code.

     5.24 EMPLOYEE BENEFIT PLANS. Except as set forth on SCHEDULE 5.24, the Company does not maintain, or contribute to, any employee benefit plans. The Company has never maintained any employee pension benefit plans qualified for federal income tax purposes under the Code. The Company has made all required contributions under each employee benefit plan listed on SCHEDULE 5.24 for all periods through the Closing Date. The Company has not ever been obligated to contribute to a multiemployer plan. The Company does not maintain any employee benefit plan(s) providing for continued life or health benefits or coverage for any employee (or beneficiary thereof) after the employee's termination of employment, other than as required by Section 601 et. seq. of Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As used in this
Section 5.24, the terms "employee benefit plan," "employee pension benefit plan" and "multiemployer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA. "Company" as used in this Section 5.24 shall include any other entity required to be aggregated with the Company under
Section 414(b), 414(c), 414(m), or 414(o) of the Code.

     5.25  ENVIRONMENTAL PROTECTION. Except as disclosed in SCHEDULE 5.25,

           (a) The Business is now and always have been conducted and operated in compliance with all federal, state, and local statutes, ordinances, regulations and rules concerning or relating to industrial hygiene or the protection of health and the environment (collectively, the "ENVIRONMENTAL LAWS");

           (b) To the Company's knowledge, there are no conditions on, about, beneath, adjacent to or arising from the Acquired Center which might give rise to liability, result in the imposition of a statutory lien or require any "Response," "Removal" or "Remedial Action", under any of the Environmental Laws. As used in this Agreement, the terms "RESPONSE," "REMOVAL" and "REMEDIAL ACTION" shall be defined with reference to Sections 101(23) - 101(25) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act (SARA), 42 U.S.C.
(S)(S) 9601(23) - 9601(25);

           (c) Hazardous Substances (as defined below) have never been used, handled, generated, processed, treated, stored, transported to or from, released, discharged, or disposed of on, about or beneath the Acquired Center by the Company or any person acting on behalf or at the direction of the Company or, to the Company's knowledge, by any other persons, except in compliance with all Environmental Laws. To the Company's knowledge, there are no transformers or other equipment containing or contaminated with polychlorinated biphenyls

("PCBS") or any above or underground storage tanks on, about or beneath the Acquired Center. To the Company's knowledge, there is no asbestos or asbestos containing material at the Acquired Center and no lead-based paint or lead-based paint hazards are present at the Acquired Center. As used in this Agreement, the term "HAZARDOUS SUBSTANCE" means a hazardous substance, material or waste including, without limitation, any substance which: (i) is or contains petroleum, asbestos, lead-based paint or PCBs; (ii) is defined, designated or listed as a "Hazardous Substance" pursuant to Sections 307 and 311 of the Clean Water Act, 33 U.S.C. (S)(S) 1317, 1321, Section 101(14) of CERCLA, 42 U.S.C. (S)
9601 or similar provision of applicable state law; (iii) is listed in the United States Department of Transportation Hazardous Material Table, 49 C.F.R. (S) 172.101; or (iv) is defined, designated or listed as a "Hazardous Waste" under
Section 1004(3) of the Resource and Conservation and Recovery Act, 42 U.S.C. 9603(5), or similar provision of applicable state law; and

           (d) Neither the Company (nor any Shareholder, with respect to matters affecting the Company) has received notice or had any actual knowledge of: (i) any claim, demand, investigation, enforcement, Response, Removal, Remedial Action or other governmental or regulatory action instituted or threatened against the Company or the Acquired Center pursuant to any of the Environmental Laws; (ii) any claim, demand, suit or action made or threatened by any person or entity against the Company or the Acquired Center relating to any form of damage, loss or injury resulting from, or claimed to result from, any Hazardous Substance on, about, beneath or arising from the Acquired Center or any alleged violation of the Environmental Laws; or (iii) any communication to or from any governmental or regulatory agency arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at the Acquired Center, including, without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule.

     5.26  BOOKS AND RECORDS.

           (a) The copies of the articles of incorporation of the Company, as certified by the Clerk of the State Corporation Commission of the Commonwealth of Virginia, and of its bylaws, as certified by its secretary or assistant secretary, which have been delivered to Nobel are true, complete and correct and are in full force and effect as of the date hereof.

           (b) The stock records of the Company fairly and accurately reflect the record ownership of all of its outstanding shares of capital stock. The minute books of the Company contain complete and accurate records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and each committee of the board of directors of the Company. The other books and records of the Company, including financial records and books of account, are complete and accurate in all material respects and have been maintained in accordance with sound business practices. Complete and accurate copies, as of the date hereof, of all such minute books and stock records have been made available to Nobel.

     5.27 INTELLECTUAL PROPERTY. The Company has not granted or licensed to any person or entity any rights with respect to any of the Intellectual Property. The Company has not received any notice of any claim that any of the Intellectual Property infringes any trademark, trade name, service mark, copyright, patent or other proprietary right of any person. The Company has not been in breach of, or is now in breach of, any agreement concerning third party intellectual property rights or confidential information.

     5.28 NO CHILD ABUSE OR SEXUAL ABUSE. Except as disclosed in SCHEDULE 5.28, no acts or events have occurred or been committed by any present or former officer, director, employee or agent of the Company that have resulted in or which constitute, child (including physical or sexual) abuse or assault of any type or nature, against any child or other person within the previous five years. Except as disclosed in SCHEDULE 5.28, within the previous five years, there has not been, nor, to the Company's knowledge, has there been threatened or contemplated, any event, allegation, report or publicity, or any charge, suit, action or other proceeding, regarding any acts of alleged child abuse or sexual abuse, of any nature whatsoever, involving the Company or the Business or any of the Company's present or former officers, directors, employees or agents.

     5.29 NO OTHER AGREEMENTS. Other than this Agreement, neither the Company nor any Shareholder has, directly or indirectly, through a finder, broker, consultant, shareholder or other intermediary, any contract, arrangement or understanding relating to (i) a merger or consolidation of the Company; (ii) the sale, issuance or other disposition of the Acquired Assets or the Business (or any portion thereof); or (iii) the sale, issuance or other disposition of any shares of capital stock or other securities of the Company.

     5.30  OPERATION OF OTHER CENTERS AND SCHOOLS. Except as disclosed on
SCHEDULE 5.30, as of the date of this Agreement, other than the Acquired Center, neither the Company nor any Shareholder either directly or indirectly, operates, manages, owns, controls, provides consulting services to, or is in any way connected with or concerned with or interested in any day care or child care facility or private school of any type.

     5.31 SPECIAL ARRANGEMENTS. The Company does not have any unusual or cash payment arrangements with any of its employees. All employees are paid through the payroll systems of the Company and receive only the payments disclosed by such systems, except for the shareholders of the Company who receive distributions from time to time. Except as set forth in SCHEDULE 5.31, the Company does not have any arrangements or obligations with any of its customers or children whereby the Company offers (i) care or custody services at any location other than the location of the Acquired Center, (ii) any pickup or delivery services or (iii) any discounts from the Company's published tuition rates.

     5.32 BROKERS. No person or entity acting on behalf of the Company or any Shareholder or any of their respective affiliates or under the authority of any of the foregoing is, or will be entitled to, any brokers', advisors' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement, other than fees payable to Dick Richards and Childcare Center Brokerage and Development, Inc. (which fee is being satisfied in full by the Company and Shareholders and with respect to which Nobel shall have no responsibility).

     5.33 DISCLOSURE. No representation or warranty by the Company in this Agreement and no information in any statement, certificate, schedule or other document furnished or to be furnished to Nobel pursuant hereto, or in connection with the transactions contemplated hereby, and no information in any Schedule attached to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. Except as disclosed in this Agreement and the Schedules attached hereto (and excluding economic, business and regulatory factors affecting the child care industry generally and such facts as are public knowledge), there is no fact which the Company has not disclosed to Nobel in writing which materially adversely affects nor, so far as the Sellers can now reasonably foresee, may materially adversely affect the business, operations, prospects, properties, assets, profits, condition (financial or otherwise) or prospects of the Business. Disclosure of a matter on one schedule to this Agreement shall be deemed to be disclosure of the matter on all relevant schedules whether cross-referenced or not.

6.   REPRESENTATIONS AND WARRANTIES OF ALL SHAREHOLDERS.

     The Shareholders, jointly and severally, represent and warrant to Nobel as follows:

     6.1 POWER AND AUTHORITY. Each Shareholder has the full power, authority and capacity to execute, deliver and perform this Agreement and the Sellers' Transaction Documents to be executed by a Shareholder and to perform his or her obligations hereunder and thereunder.

     6.2 DUE AUTHORIZATION; BINDING AGREEMENT. This Agreement has been duly executed and delivered by each Shareholder. This Agreement constitutes, and, when executed and delivered, each of the Sellers' Transaction Documents to be executed by a Shareholder will constitute, the legal, valid and binding obligation of each Shareholder, enforceable against him or her in accordance with its terms, except as such may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought.

     6.3 ABSENCE OF CONFLICTING AGREEMENTS. The execution and delivery of this Agreement and the Sellers' Transaction Documents by the Shareholders, and the performance by all of them of the transactions contemplated hereby and thereby, will not, with or without the giving of notice, lapse of time or both, conflict with, or constitute a breach of or a default under, or violate or give to any third party any rights under:

           (a) any Law applicable to any Shareholder or by which any Shareholder or any properties of any Shareholder is bound; or

           (b) any material agreement, indenture, instrument or contract to which any Shareholder is now a party or by which any Shareholder or any properties of any Shareholder is bound.

     6.4 CONSENTS AND APPROVALS. No consent, waiver, approval, license or authorization of, or filing, registration or qualification with, or notice to, any governmental authority or any other person or entity is required to be made, obtained or given by in connection with the execution, delivery and performance by any Shareholder of this Agreement or any of the Sellers' Transaction Documents.

7.   REPRESENTATIONS AND WARRANTIES OF BUYER.

     Nobel hereby represents and warrants to the Company as follows:

     7.1 ORGANIZATION AND STANDING. Nobel is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Nobel is duly qualified to do business as a foreign corporation in Pennsylvania and Virginia and has the corporate power and authority to own and lease the properties now owned or leased by it and to conduct the business presently being conducted by it.

     7.2 POWER AND AUTHORITY. Nobel has the full corporate power and authority to execute, deliver and perform this Agreement and the other agreements, documents and instruments required to be delivered by Nobel to the Company at Closing (collectively, the "NOBEL'S TRANSACTION DOCUMENTS") and to perform its obligations hereunder and thereunder.

     7.3 DUE AUTHORIZATION; BINDING AGREEMENT. The execution and delivery by Nobel of this Agreement and each of the Nobel's Transaction Documents, and the performance by Nobel of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary action of the Board of Directors and stockholders of Nobel. This Agreement has been duly authorized, executed and delivered by Nobel. This Agreement constitutes, and when executed and delivered by Nobel at the Closing each of the Nobel's Transaction Documents will constitute, the legal, valid and binding obligations of Nobel, enforceable against Nobel in accordance with its respective terms, except as such may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought.

     7.4 ABSENCE OF CONFLICTING AGREEMENTS. The execution and delivery of this Agreement and the Nobel's Transaction Documents by Nobel, and the performance by Nobel of the transactions contemplated hereby and thereby, will not, with or without the giving of notice, lapse of time or both, conflict with, or constitute a breach of or a default under or violates or give to any third party any rights under
(i) any law applicable to Nobel or by which Nobel or any of its properties is bound, (ii) the certificate of incorporation or by-laws of Nobel or (iii) any agreement, indenture, instrument or contract to which Nobel is a party or by which Nobel or any of its properties is bound.

     7.5 CONSENTS. Except for any required filings under applicable Federal and state securities laws, and except for such consents of lenders as have been obtained as of the date hereof, and assuming the accuracy of each Shareholders' representations set forth in Section 11.1, no consent, waiver, approval or license of any person is required to be given or made by in connection with the execution and delivery by Nobel of this Agreement and the Nobel Transaction Documents and the issuance and sale of the Nobel Shares by Nobel.

     7.6 CAPITALIZATION. The authorized capital stock of Nobel consists of 60,000,000 shares, including 50,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. As of December 31, 1995, the outstanding capital stock of the Company consisted of 4,070,908 shares of common stock (plus 312,500 shares the Company was obligated to, and did, issue in January 1996), 1,971,320 shares of Series A Preferred Stock, 2,500,000 shares of Series C Preferred Stock and 1,063,830 shares of Series D Preferred Stock. The Company also has outstanding various options and warrants to purchase its common stock. The Nobel Shares to be issued and delivered at Closing pursuant to this Agreement will, upon consummation of the Closing, be duly authorized, validly issued, fully paid and nonassessable by Nobel.

     7.7 FINANCIAL CONDITION. The financial statements included in the SEC Reports (defined below) have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Nobel and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and their changes in cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

     7.8 ABSENCE OF CHANGE. Since September 30, 1995, the business of Nobel has been operated in the ordinary course consistent with past practice and there has not been (a) any material adverse change in the operations, properties or condition (financial or otherwise) of Nobel or (b) any other change in the nature of, or the manner of conducting, the business of Nobel, other than changes which neither have had, nor reasonably may be expected to have, a material adverse effect on Nobel.

     7.9 BROKERS. No person or entity acting on behalf of Nobel or any of its affiliates or under the authority of any of the foregoing is, or will be, entitled to any broker's, advisor's or finder's fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

     7.10 DISCLOSURE. No representation or warranty by Nobel in this Agreement or any statements, information or disclosures contained in Nobel's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 or Nobel's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 filed with the Securities and Exchange Commission (the "COMMISSION") (collectively, the "SEC REPORTS") or any other document furnished to the Company on the Closing Date pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

8.   EMPLOYEES OF THE BUSINESS; EMPLOYEE BENEFITS.

     8.1 EMPLOYEES OF THE COMPANY. Following Closing, Nobel will offer employment to all employees of the Acquired Center, provided that Nobel shall not be under any contractual restriction from subsequently terminating the employment of any such employees. Notwithstanding the foregoing, with respect to the director of the Acquired Center, such employment shall continue for the remainder of the 1995-1996 school year, at such compensation level as is currently in effect, provided that such director may be terminated by Nobel at any time for cause as determined in good faith by Nobel and this Section shall in no way obligate Nobel to continue the employment of any such person past the end of such school year. During the Earn-Out Period, unless Linda Nash otherwise consents, the benefits afforded employees of Nobel located at the Acquired Center shall be the same as the benefits afforded to employees of the Acquired Center by the Company prior to the Closing Date.

     8.2   EMPLOYEE BENEFIT AND BONUS CLAIMS.

           (a) Nobel's employee benefit plans shall be responsible for all benefit claims of those employees of the Company who accept employment with Nobel (or their eligible dependents) with respect to claims incurred after the Closing Date;

           (b) The Company's employee benefit plans shall be responsible for all benefit claims of (i) those employees of the Company who accept employment with Nobel (or their eligible dependents) with respect to claims incurred on or before the Closing Date, (ii) those employees of the Company who do not accept employment with Nobel (or their eligible dependents) (including any claims from such employees or their dependents for "continuation coverage" under Part 6 of Subtitle B of Title I of ERISA (sometimes referred to as "COBRA")) and (iii) all retired employees (if any) (which obligations in (i), (ii) and (iii) shall be included within the definition of "Excluded Liabilities");

           (c) The Company shall deliver to the Nobel, on or before the Closing Date, complete and correct copies of all current plan documents, associated insurance contracts, summary plan description, and the most recently filed Internal Revenue Service Form 5500 series form (if any) for the Company's health insurance, dental insurance, and life insurance plans; and

           (d) The Company will be responsible for preparing and filing the Form 5500 series form for all plan years ended before the Closing Date (if required and if not already filed).

9.   CERTAIN OBLIGATIONS AND AGREEMENTS OF PARTIES AFTER CLOSING.

     9.1 REMITTANCE OF PAYMENTS. From and after the Closing, the Company and Shareholders shall immediately remit to Nobel, in the form received, any payments which they or any affiliate may receive (such as payments of tuition or other fees) which properly belong to Nobel.

     9.2 COLLECTION OF RECEIVABLES. From and for a period of six months after the Closing, Nobel shall cooperate with the Company in the Company's collection of the accounts receivable described in SECTION 1.1(B)(III); provided, however that nothing herein shall be construed as creating any duty or obligation of Nobel to perform any collection duties whatsoever on behalf of the Company. If proceedings to collect such accounts receivable are instituted, they shall be brought at the Company's election, in the Company's own name and at its sole expense. Any amounts received after Closing by Nobel or its subsidiaries shall be applied to accounts receivable owed to Nobel or its subsidiaries, unless the payor specifies that such amounts shall be payable in respect of accounts receivable owed to a Company.

     9.3 DISCHARGE OF LIABILITIES. The Company shall pay all the Excluded Liabilities as and when the same shall become due and payable. Nobel shall pay all the Assumed Liabilities as and when the same shall become due and payable. Notwithstanding the foregoing, no party shall be obligated to pay to a third party an Excluded Liability (in the case of the Company) or an Assumed Liability (in the case of Nobel) which such party disputes in good faith.

     9.4   NONDISCLOSURE; COVENANT NOT TO COMPETE.

           (a) For a period of five (5) years from and after the Closing Date, the Company shall not, directly or indirectly, operate, manage, own, control, be employed by or provide consulting, advisory or similar services to, any school, pre-school, day care or child care business of any type which is now or hereafter located within Loudoun, Fairfax or Prince Williams Counties of Virginia or within seven and one-half (7 1/2) miles of the outer boundaries of the City of Richmond, Virginia as they exist on the date hereof (collectively, the "TERRITORY").

           (b) From and after the date hereof, the Company shall not disclose, directly or indirectly, to any person or entity, other than an employee of Nobel, without the express authorization of Nobel in each such instance, any customer or client lists, pricing strategies, customer, client or employee files or records, proprietary data or trade secrets of Nobel not in the public domain.

           (c) From and after the date hereof until the fifth (5th) anniversary of the Closing Date, the Company shall not, directly or indirectly, engage or participate in any effort or action to induce any of the customers, clients, suppliers, associates, employees or independent contractors of Nobel or its subsidiaries relating to operations of Nobel within the Territory (including those of the Acquired Center or the Business) to cease doing business or to discontinue their association or employment with Nobel or its subsidiaries. Prohibited actions shall include, without limitation, the solicitation of Nobel's or any such subsidiary's customers, clients, suppliers, associates, employees or independent contractors to cease doing business, or to discontinue their association or employment, with Nobel or any such subsidiary.

           (d) The Company expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this
Section 9.4 and that Nobel, in addition to all other remedies under this Agreement, shall be entitled as a matter of right to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction. If Nobel must resort to the courts to enforce any of the covenants set forth in this Section 9.4, the term of such covenants will be extended for a period of time equal to the period of such breach (such extended period to commence on the later of (i) the date on which the original (unextended) term of such covenants would have terminated or (ii) the date of the final court order (without further right of appeal) enforcing such covenants).

           (e) The Company acknowledges and agrees that the covenants contained in this Section 9.4 are fair and reasonable in light of the consideration paid hereunder and in order to protect Nobel's investment in the Acquired Center and the Business, and the invalidity or unenforceability of this provision, or any other or part of any other provision, of this Agreement shall not affect the other provisions or parts hereof. If any provision in this Section 9.4 is determined to be invalid or unenforceable by a court of competent jurisdiction,
(i) the Company shall negotiate in good faith to provide Nobel with protection as nearly equivalent to that found to be invalid or unenforceable and (ii) the court making such determination shall have the power, and is directed by the parties, to reduce the area covered, the duration thereof or the scope thereof, so that the provision shall then be enforceable in its reduced form.

     9.5 ACCESS TO RECORDS. Nobel shall give the Shareholders reasonable access to the historical financial records of the Company included in the Acquired Assets for five years following the Closing Date for the purpose of preparing the tax returns of the Company and such Shareholders during normal business hours and shall permit the Shareholders to make copies of such records at the expense of the requesting Shareholder. The Company and the Shareholders shall give Nobel reasonable access to the Retained Records for five years following the Closing Date for all valid corporate purposes during normal business hours and shall permit Nobel to make copies of such records at Nobel's expense. No party shall destroy any of such records without the consent of the other party.

     9.6 REPRESENTATION LETTERS. The Company and Shareholders acknowledges that Nobel is a publicly-held company, subject to the reporting provisions of
Section 13 of the Securities

Exchange Act of 1934, as amended (the "1934 ACT"), and that Nobel may be required by the Act and the rules and regulations of the Securities and Exchange Commission ("SEC") to include audited financial statements of the Business for certain periods in reports filed by Nobel with the SEC under the Act and in registration statements filed with the SEC under the Securities Act of 1933, as amended (the "1933 ACT"). The Company and Shareholders will use their best efforts, at Nobel's request, to assist Nobel after Closing to obtain audited financial statements for those periods, such efforts to include but not be limited to, cooperating by signing customary representation letters required by Nobel's independent auditors. The cost of obtaining audited financial statements shall be paid by Nobel.

     9.7 POST-CLOSING COVENANTS OF NOBEL. Subsequent to the Closing and until the end of the Earn-Out Period, (a) Nobel will cooperate with Linda Nash (i) to develop the business of the Acquired Center and (ii) to operate the Acquired Center in a good and businesslike manner consistent with past business practices and (b) Nobel will not change the name or curriculum of the Acquired Center without the approval of Linda Nash. If Nobel exercises renewal rights under the Lease, it will make a good faith request of the landlord to release the Company of its liability thereunder.

     9.8 PERMITS AND LICENSES. From and after Closing and continuing for a period of three months thereafter, the Company will allow, to the extent allowable under applicable law, Nobel to operate the Acquired Center under existing child care licenses and permits of the Company. Nobel will indemnify and hold harmless the Company and its officers, directors and shareholders against and in respect of any and all Damages which any of them may suffer, incur or become subject to under such licenses and permits of the Company as a result of Nobel's operation of the Purchased Center after the Closing, except to the extent that any such Damages are due to (i) wrongful actions of Linda Nash personally (i.e., not actions imputed from employee actions) or (ii) any condition or state of events the existence of which constitutes a breach of the Company's representations and warranties hereunder.

     9.9   INCOME TAX STATUS OF TRANSACTION.

           (a) Nobel, the Company and the Shareholders acknowledge that the acquisition of the Acquired Assets in consideration of the deliveries provided for herein (the "TRANSACTION"), followed by the liquidation of the Company, is intended to qualify as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code and that the Transaction is intended to be pursuant to a "plan of reorganization" within the meaning of Section 354 of the Code. Nobel, the Company and the Shareholders will report the Transaction in accordance with such intent for income tax purposes.

           (b) Nobel represents and warrants that as of the date hereof it has no plan or intention (i) to fail (A) to conduct the business currently conducted by the Company or (B) to use a significant portion of the Acquired Assets in a business or (ii) to dispose of a substantial portion of the Acquired Assets outside the ordinary course of business, and Nobel covenants that for a period of one year following closing it will not take actions inconsistent with the foregoing. Nobel will defend, indemnify and hold the Shareholders harmless from any damages (including the incurrence or acceleration of taxes) incurred by the Shareholders if, as a result of any and all breaches of the representations and covenants of Nobel contained in this Section 9.9, the Internal Revenue Service determines that the Transaction does not qualify as a reorganization under Section 368(a)(1)(C) of the Code (an "IRS DETERMINATION"). The Shareholders may, but shall have no obligation to, contest any such IRS Determination, but the Shareholders shall cooperate with Nobel to the extent reasonably required if it contests any such IRS Determination. The Shareholders shall not, however, be obligated to pay any tax or other amount as part of such cooperation. Nobel shall have no obligation to the Shareholders under this
Section 9.9 to the extent that the Transaction fails to qualify as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code because of actions taken or failed to be taken by the Company or the Shareholders.

10.  INDEMNIFICATION.

     10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements made by a party in this Agreement or in any schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the Closing, and each party hereto shall be entitled to rely upon the representations and warranties of the other parties notwithstanding any investigation conducted before or after the Closing Date or the decision of any party to complete the Closing.

     10.2 INDEMNIFICATION BY THE COMPANY AND SHAREHOLDERS. The Company and the Shareholders shall, jointly and severally, indemnify and hold harmless Nobel and its officers, directors and shareholders against and in respect of any and all losses, costs, expenses, claims, damages, obligations or liabilities (including interest, penalties, reasonable legal and paralegal fees and expenses, and all other costs and expenses incurred in investigating any of the foregoing or preparing for or defending any proceeding, commenced or threatened, incident to the foregoing or to the enforcement of this Agreement) (collectively, "DAMAGES") which Nobel or any such person may suffer, incur or become subject to arising out of, based upon or otherwise in respect of:

           (a) any inaccuracy in or breach of any representation or warranty of the Company or Shareholder made in or pursuant to this Agreement or any Sellers' Transaction Document;

           (b) any material breach or nonfulfillment of any covenant or obligation of the Company or Shareholder contained in this Agreement or any Sellers' Transaction Document;

           (c) all liabilities of the Company for or with respect to any Taxes for which returns are filed (whether or not reserved against or contested) for taxable periods up to and including the Closing Date; and

           (d) the Company's failure timely to pay the Excluded Liabilities.

     10.3 INDEMNIFICATION BY NOBEL. Nobel shall indemnify and hold harmless the Company and its officers, directors and shareholders against and in respect of any and all Damages which the Company or its officers, directors and shareholders may suffer, incur or become subject to arising out of, based upon or otherwise in respect of:

           (a) any inaccuracy in or breach of any representation or warranty of Nobel made in or pursuant to this Agreement or any Nobel's Transaction Document;

           (b) any material breach or nonfulfillment of any covenant or obligation of Nobel contained in this Agreement or any Nobel's Transaction Document;

           (c) Nobel's failure timely to pay the Assumed Liabilities.

Any amount payable by Nobel pursuant to Section 9.8 or this Section 10.3 shall be paid solely in shares of Nobel Common Stock (such shares to be valued for such purpose at the average closing price of Nobel Common Stock as reported on the NASDAQ Small Cap Market for the 20 trading days preceding the date of payment).

     10.4  PROCEDURES RELATING TO INDEMNIFICATION.

           (a) In order for a party (the "INDEMNIFIED PARTY") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any individual, entity or governmental authority against the indemnified party (a "THIRD PARTY CLAIM"), such indemnified party must notify the other party (the "INDEMNIFYING PARTY") in writing of the Third Party Claim within 45 days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent (and only to the extent) the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim. (For purposes of this Section 10.4, the Company jointly and severally shall be considered to be one party (represented by Company's Agent, as provided below) and Nobel being the other party.)

           (b) The indemnifying party will be entitled to participate in the defense of a Third Party Claim made against an indemnified party and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided that, with respect to such assumption, (i) such counsel is not reasonably objected to by the indemnified party and (ii) the indemnifying party first admits in writing its obligation hereunder to the indemnified party to indemnify the indemnified party with respect to the claim and notifies the indemnified party of its intention to assume such defense within 30 days of receipt of notice of a Third Party Claim.

If the indemnifying party does not timely give written notice of its intention to assume control in the defense of any Third Party Claim, or, after giving such notice, fails to do so, the indemnifying party shall be bound by the results obtained by the indemnified party with respect to such claim. If the indemnifying party does timely give such notice, the indemnified party (x) will cooperate in all reasonable respects with the indemnifying party in connection with such defense, (y) will not admit any liability with respect to, or settle, compromise or discharge any Third Party Claim without the indemnifying party's prior written consent and (z) will agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim, which does not obligate the indemnified party to take or forbear to take any action, and which would not, in the case Nobel is the indemnified party, adversely affect the business, operations or properties of Nobel or its subsidiaries. If the indemnifying party assumes the defense of any Third Party Claim as provided above, the indemnified party shall be entitled to participate in (but not control) such defense with its own counsel and at its own expense. An indemnifying party who does not assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

           (c) Anything contained in this Agreement to the contrary notwithstanding, no Company shall be entitled to assume the defense of any Third Party Claim (and shall be liable for counsel's fees and expenses incurred by Nobel in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against Nobel which Nobel reasonably determines would, if successful, adversely affect the business, operations or properties of Nobel and its subsidiaries; provided, however, that if such equitable relief portion of the Third Party Claim can be separated from any related claim for money damages (such determination to be made solely by Nobel, after conferring with its outside counsel), the Company shall be entitled to assume the defense of the portion relating to money damages.

     10.5  LIMITATION.

           (a) All claims for breach of any representation or warranty made by any party must be asserted prior to the second anniversary of the Closing Date, and no party shall be entitled to indemnity hereunder or other relief for any such claims asserted after that date; provided, however, that in the case of income or other tax claims and claims relating to environmental matters, notice may be given within the period of the applicable statute of limitations. This
Section 10.5 shall not impose any time limitation on the assertion of claims for indemnification (x) otherwise than under Sections 10.2(a) and 10.3(a) or (y) with respect to the breach of any of representation and warranty if such representation or warranty was made with actual knowledge that it contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements or facts contained therein not misleading.

           (b) No claims under Section 10.2(a) or in respect of Excluded Liabilities which are alleged by third parties but not valid shall be made until and unless there are aggregate Damages in respect thereof equal to at least $10,000.

           (c) The liability of the Company and Shareholders for breaches of the Company's representations and warranties under Section 5.28 and for Excluded Liabilities relating to child or sexual abuse, in each case of which the Company does not have knowledge, shall be limited as follows:

               (i) The Company shall only be responsible for Third Party Claims (and related expenses, including reasonable legal and paralegal fees and expenses, and all other costs and expenses incurred in investigating any of the foregoing or preparing for or defending any proceeding, commenced or threatened, incident to the foregoing or to the enforcement of this indemnification obligation) and not for consequential damages (such as loss of enrolled children or the increased cost of raising capital due to a reduction in Nobel's stock price);

               (ii) Nobel shall be responsible for the payment of Nobel's legal and paralegal fees and expenses relating to the assertion of any defenses which are applicable to Nobel but not to the Company or the Shareholders (such as the assertion of the defense that a third party cannot proceed against Nobel because Nobel is not a transferee of the liabilities of the Company);

               (iii) Such liability shall terminate if and when the Company assigns to Nobel the benefits under the insurance policies described on SCHEDULE
10.5 if such insurance policy will afford to Nobel the same protection for events occurring prior to the Closing Date as such insurance policy afforded to the Company prior to such assignment; and

               (iv) The Company and Shareholders shall not be obligated to indemnify for any Damages relating to acts occurring after the Closing Date even if committed by a person who was employed by the Company.

           (d) Nobel's right to recover Damages under this Section 10 shall be limited to $1,500,000 plus the Earn-Out Payment.

     10.6 REMEDIES NOT EXCLUSIVE. The indemnification obligations contained in this Section 10 are not intended to waive or preclude any other claims, rights or remedies which may exist at law (whether statutory or otherwise) or in equity with respect to the matters covered hereby.

     10.7 COSTS AND EXPENSES. Any and all costs and expenses (including, without limitation, all legal, accounting and financial advisory fees) incurred by the Shareholders or the Company in connection with the negotiations leading up to and performance under this Agreement shall be borne by the Shareholders and the Company and shall be paid by them on or before the

Closing Date. If any cost or expense is not so paid and is paid by Nobel, the Company and the Shareholders shall promptly reimburse Nobel for any such expenses so paid.

     10.8 RIGHT OF OFFSET. Nobel shall have the option of offsetting against its obligations to deliver the Earn-Out Payment all or any part of damages Nobel may suffer upon ten days prior written notice to the Company's Agent (which such offset amount shall be credited against any indemnification to which Nobel is entitled under Section 10.3). If, upon Nobel's exercise of this right of offset, the Company's Agent disputes the amount being offset in a notice delivered to Nobel by the Company's Agent, Nobel shall immediately deposit the disputed amount into escrow pending resolution of the dispute.

11.  SECURITIES MATTERS.

     11.1  INVESTMENT REPRESENTATIONS AND COVENANTS.

           (a) The Company and each Shareholder (each, an "INVESTOR") understands that the issuance of the Nobel Shares will not be registered under the 1933 Act, or qualified under any state securities laws on the basis that the issuance of the Nobel Shares is exempt from registration pursuant to Section 4(2) of the 1933 Act and/or Regulation D promulgated under the 1933 Act ("REGULATION D") and from qualification pursuant to Section 13.1-514B(13) of the Virginia Securities Act and Rule 503 thereunder, and that the reliance of Nobel on such exemptions is predicated in part on the Investors' representations, warranties, covenants and acknowledgments set forth in this Section.

           (b) Each Investor hereby represents and warrants to Nobel that:

               (i) the Nobel Shares will be acquired by such Investor for such Investor's own account, not as a nominee or agent, for investment and without a view to resale or other distribution within the meaning of the 1933 Act and the rules and regulations thereunder, and such Investor will not distribute any of the Nobel Shares in violation of the 1933 Act or any state securities laws (it being understood that the Company will transfer the Nobel Shares to the Shareholders upon liquidation of the Company);

               (ii)   such Investor or she understands that:

                      (A) the Nobel Shares are not registered under the 1933 Act and must be held indefinitely by such Investor unless the Nobel Shares are subsequently registered under the 1933 Act (in accordance with the provisions of Section 11.2 or otherwise) or an exemption from registration is available;

                      (B) any routine sales of the Nobel Shares made under Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms and conditions of that Rule (which may include limits as to the amount which may be sold in specified periods) and that in such cases where Rule 144 is not applicable, registration or compliance with some other registration exemption will be required;

                      (C) Rule 144 is not presently, and for a period of at least two years following the Closing Date probably will not be, available for use by such Investor for resale of the Nobel Shares;

                      (D) Nobel is not obligated to register any sale, transfer or other disposition of the Nobel Shares except in accordance with the provisions of Section 11.2; and

                      (E) the certificates representing the Nobel Shares issuable to such Investor will contain a restrictive legend noting the restrictions on transfer described herein and under federal and applicable state securities laws, and appropriate "stop-transfer" instructions will be given to Nobel's stock transfer agent; and

               (iii) such Investor acknowledges receipt of the SEC Reports and confirms and acknowledges that: (i) Nobel has afforded such Investor the opportunity to ask questions of and receive answers from Nobel's officers and directors concerning the business and financial condition of Nobel and such Investor's investment in Nobel Shares and to obtain such additional information as such Investor has desired, and (ii) such Investor has utilized such opportunity to the extent such Investor deems necessary and has received the information requested;

               (iv) such Investor has a net worth (or joint net worth with such investor's spouse) equal to at least $1,000,000 and, accordingly, is an "accredited investors" as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act.

               (v) such Investor's financial situation is such that such Investor can afford to bear the economic risk of holding the Nobel Shares for an indefinite period of time and suffer a loss of such Investor's investment in the Nobel Shares; and

               (vi) such Investor's knowledge and experience in financial and business matters are such that such Investor is capable of evaluating the merits and risks of such Investor's acquisition of the Nobel Shares as contemplated by this Agreement.

           (c) In order to ensure compliance with the foregoing provisions, each Investor agrees that, after the Closing, such Investor will not sell, transfer or otherwise dispose of any of the Nobel Shares or any interest therein (other than a transfer of the Nobel Shares to the Shareholders pursuant to the liquidation of the Company) (unless such sale, transfer or disposition has been registered under the 1933 Act in accordance with the provisions of Section 11.2 hereof or otherwise) without there first having been compliance with either of the following conditions:

               (i) Nobel shall have received a written opinion of counsel in form and substance reasonably satisfactory to Nobel, or a copy of a "no-action" or interpretive letter of the

Commission, specifying the nature and circumstances of the proposed transfer and indicating that the proposed transfer will not be in violation of any of the provisions of the 1933 Act and the rules and regulations promulgated thereunder and any applicable state securities laws; or

               (ii) Nobel shall have received an opinion from its own counsel to the effect that the proposed transfer will not be in violation of any of the provisions of the 1933 Act and the rules and regulations promulgated thereunder and any applicable state securities laws.

     11.2  REGISTRATION OF NOBEL SHARES.

           (A) REGISTRATION STATEMENT.

               (i) On or prior to the Target Date, Nobel shall prepare and file with the Commission a registration statement on Form S-3 or such other form as Nobel may be required to use for the registration of the Nobel Shares (the "REGISTRATION STATEMENT") under the 1933 Act to permit the offer and sale of the Nobel Shares by the Shareholders from time to time through the facilities of the National Association of Securities Dealers Automated Quotation System at market prices current at the time of sale or in other transactions at negotiated prices; provided, however, that the Shareholders will not sell during any calender month during the Effectiveness Period (defined below) in the aggregate more than the total number of Nobel Shares divided by the Divisor, where the "DIVISOR" equals nine minus the number of full months (if any) elapsed between the date which is twenty days after the date hereof and the date on which Nobel files the Registration Statement; provided further that (x) the Divisor shall not be reduced to less than five and (y) if the Divisor is five or six the words "calender month" in the first proviso clause of this sentence shall be changed to "30-day period." Nobel shall use best efforts to cause the Registration Statement to be declared effective promptly and, except as set forth below, to remain effective under the 1933 Act for 12 months thereafter, and will prepare and file with the Commission any amendments or supplements or post-effective amendments to the Registration Statement and the prospectus used in connection therewith (the "PROSPECTUS") as may be necessary to keep the Registration Statement effective under the 1933 Act during that period. Nobel will promptly notify the Shareholders in writing of the date on which the Registration Statement is declared effective. Notwithstanding the foregoing, if keeping the Registration Statement effective or the Prospectus current would require the disclosure of material information which Nobel is not otherwise required to disclose and which Nobel has a bona fide business purpose for preserving as confidential or would require disclosure of financial information regarding a business acquired or to be acquired which is not available pending completion of an audit, upon notice to the Shareholders in each case of such an event, Nobel's obligation to keep the Registration Statement effective or the Prospectus current shall be suspended for period or periods which include in the aggregate up to 120 days ("BLACK-OUT PERIODS"), provided that the Effectiveness Period shall be extended for such number of days that the Registration Statement is not kept effective or the Prospectus is not kept current pursuant to this sentence; provided further that for a period commencing on the effective date of the Registration Statement and continuing for the lesser of (x) four months or (y) the number of days elapsed between the date twenty days following the date hereof and the date that the Registration Statement is first filed, Nobel will not wilfully engage in any transaction (other than a transaction disclosed to Shareholders prior to the Closing Date) which would require Nobel to impose such period of suspension. For purposes of this Agreement, the "EFFECTIVENESS PERIOD" shall be the period during which the Registration Statement is kept effective and the Prospectus is kept current pursuant to the provisions of this Section 11.2(a). For purposes hereof, "TARGET DATE" shall mean the earlier to occur of
(i) the date which is twenty days following the earlier to occur of (x) the date that Nobel ceases its negotiations with respect to its proposed acquisition of certain businesses whose audited financial statements would need to be included in the Registration Statement (the "PROPOSED ACQUISITIONS") (such audited financial statements, the "REQUIRED ACQUISITION FINANCIAL STATEMENTS") or (y) the later of the closing of the Proposed Acquisitions and the date of delivery to Nobel by Coopers & Lybrand of the Required Acquisition Financial Statements and (ii) the day that Nobel files any other registration statement with respect to its securities (other than a registration on Form S-8 or any successor form to such form or in connection with an offering of securities solely to the employees, consultants or directors of the Company). Nobel will not permit any registration statement with respect to an underwritten public offering of its common stock to become effective prior to the Registration Statement.

           (B) PIGGY-BACK REGISTRATION RIGHTS.

               (I) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If at any time following the date the Effectiveness Period terminates and prior to one year following such date, Nobel shall propose to file a registration statement under the 1933 Act with respect to an offering by Nobel of Nobel Common Stock (other than a registration statement on Form S-4 or S-8, or any form substituted therefor or any equivalent form prescribed by the rules of the SEC, or filed in connection in with an exchange offer, a unit offering, or an offering of securities solely to Nobel's existing shareholders or employees, directors and consultants), then Nobel shall in each case give written notice of such proposed filing to the Shareholders and of the Shareholders' rights under this Section 11.2(b). Any Shareholder who desires to include Nobel Shares in such registration shall, within 15 days after the date of Nobel's notice to the Shareholders of its intended registration, send a written notice to Nobel specifying the number of Nobel Shares he or she desires to register and the intended method of disposition thereof. Nobel shall use its best efforts to permit such disposition in accordance with such intended methods of disposition of all such Nobel Shares by including such Nobel Shares in the registration statement pursuant to which Nobel proposes to register the shares of Nobel Common Stock (a "PIGGY-BACK REGISTRATION"); provided, however, that if such registration involves an underwritten offering, all Shareholders requesting inclusion in the registration shall be required to sell their Nobel Shares to the underwriters selected by Nobel at the same price and on the same terms of underwriting applicable to Nobel and any other persons selling shares of Nobel Common Stock.

               (II) RIGHT TO TERMINATE OR DELAY OFFERING. Notwithstanding the foregoing, if, at any time after giving written notice of its intention to register Nobel Common Stock and prior to the effective date of the registration statement filed in connection with such registration, Nobel determines for any reason either not to effect such registration or to delay such registration, Nobel may, at its election, by the delivery of written notice to each holder of Nobel Shares, (i) in the case of a determination not to effect registration, relieve itself of its obligation to register the Nobel Shares in connection with such registration (but not from its obligation to pay all expenses, if any, in connection therewith), or (ii) in the case of a determination to delay the registration, delay the registration of such Nobel Shares for the same period as the delay in the registration of such other shares of Nobel Common Stock (but will pay all expenses, if any, as and when the same become due and payable during such delay).

               (III) PRIORITY IN PIGGY-BACK REGISTRATIONS. If any of the shares of Nobel Common Stock registered pursuant to any Piggy-Back Registration are to be sold in one or more firm commitment underwritten offerings, and the managing underwriter or underwriters advise Nobel and the holders of such shares of Nobel Common Stock in writing that in its or their opinion the number of shares of Nobel Common Stock (including Nobel Shares) proposed to be sold in such offering exceeds the maximum number that can be sold in such offering without materially adversely affecting the success thereof, Nobel shall include in such registration only such maximum number of shares of Nobel Common Stock which, in the opinion of such underwriter or underwriters, can be sold without such material adverse effect, such shares to be allocated as follows: first, there shall be included in such offering prior to any Nobel Shares (i) all the shares of Nobel Common Stock which Nobel proposes to sell for its own account,
(ii) any and all shares of Nobel Common Stock being registered pursuant to "demand" registration rights of a holder or holders (provided that the number of demand registration rights held by the holders of such shares is reduced upon completion of the offering), (iii) any and all shares of Nobel Common Stock held by persons (or their successors) who as of February 2, 1996 are entitled to contractual "piggy-back" or "incidental" rights to be included in the Piggy-Back Registration, and (iv) any and all shares of Nobel Common Stock held by persons to whom shares of Nobel Common Stock are issued after the date hereof in connection with a financing transaction (not including Seller financing of the acquisition by Nobel of a business); second, there shall be included in such offering Nobel Shares and other shares of Nobel Common Stock held by persons having rights to include their shares in the Piggy-Back Registration (but not entitled to priority under clause "first") pro rata among all holders as nearly as practicable to the respective numbers of shares of Nobel Common Stock requested to be included therein by such holders; third, shares held by persons who have no or inferior contractual "piggy-back" or "incidental" rights.

           (C) HOLD-BACK AGREEMENTS. If requested by the managing underwriter or underwriters in an underwritten offering of any Nobel Common Stock, each holder of Nobel Shares will not effect any public sale or distribution of Nobel Shares, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 90-day period beginning on, the effective date of such Registration Statement, to the extent timely notified in writing by Nobel or the managing underwriter or underwriters (irrespective of whether Nobel Shares are included in such underwritten offering); provided that this restriction shall apply only during the period that the Shareholders are entitled to the rights specified in Section 11.2(b).

           (D) COPIES OF DOCUMENTS. During the Effectiveness Period, Nobel shall furnish to the Shareholders such number of conformed copies of the Registration Statement, the Prospectus (including each preliminary Prospectus) and any amendments and supplements thereto and any documents incorporated by reference in the Registration Statement in order to facilitate the disposition of the Nobel Shares by the Shareholders as the Shareholders shall reasonably request.

           (E) BLUE SKY COMPLIANCE. Nobel shall use reasonable efforts to register or qualify (or use reasonable efforts to obtain exemption from such registration or qualification with respect to) the Nobel Shares under the securities or blue sky laws of such jurisdictions in the United States as the Shareholders reasonably shall request up to a maximum of five states (not counting states in which Nobel can file a registration by coordination and such registration is not subject to merit review); provided that, in no event shall Nobel be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, to subject itself to taxation in any jurisdiction where it has not theretofore done so or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

           (F) NOTIFICATION. During the Effectiveness Period, Nobel shall notify the Shareholders promptly of (i) any request by the Commission for amendments or supplements to the Registration Statement or a Prospectus or for additional information relating thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) the receipt by Nobel of any notification with respect to the suspension of the registration, qualification or exemption from registration or qualification of any of the Nobel Shares covered by the Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) the happening of any event which makes any statement made in the Registration Statement or in the Prospectus or any document incorporated therein by reference, or deemed to be incorporated therein by reference, untrue in any material respect or which requires the making of any changes in the Registration Statement or the Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (G) SUPPLEMENTS AND POST-EFFECTIVE AMENDMENTS. During the Effectiveness Period (other than during Black-Out Periods), upon the occurrence of any event contemplated by clause (i) or (iv) of Section 11.2(f), Nobel will prepare a post-effective amendment to the Registration Statement or a supplement to the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Nobel Shares being sold thereunder, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Nobel shall, as soon as reasonably practicable, provide each Shareholder with a reasonable number of copies of any documents filed under this Section 11.2(g).

           (H) LISTING. Nobel shall use its best efforts to cause all of the Nobel Shares covered by the Registration Statement to be listed on each securities exchange or automated quotation system, if any, on which shares of common stock issued by Nobel are then listed, if the listing of the Nobel Shares is then permitted under the rules of such exchange or automated quotation system.

           (I) STOCK CERTIFICATES. Nobel will cooperate with the Shareholders to facilitate the timely preparation and delivery of certificates representing Nobel Shares sold under the Registration Statement, which certificates shall not have any restrictive legends.

           (J) OBLIGATIONS OF THE SHAREHOLDERS. Following the filing of the Registration Statement and during any period that the Registration Statement is effective, each Shareholder shall:

               (i) not effect any stabilization transactions or engage in any stabilization activity in connection with shares of Nobel Common Stock in contravention of Rule 10b-7 under the 1934 Act;

               (ii) furnish each broker through whom the Shareholder offers Nobel Shares such number of copies of the Prospectus as the broker may require and otherwise comply with the prospectus delivery requirements under the 1933 Act;

               (iii) report to Nobel each month all sales, pledges and other dispositions of Nobel Shares made by the Shareholder during said month;

               (iv) not, and shall not permit any Affiliated Purchaser (as that term is defined in Rule 10b-6 under the 1934 Act) to, bid for or purchase for any account in which the Shareholder has a beneficial interest, or attempt to induce any other person to purchase, any shares of stock of Nobel in contravention of Rule 10b-6 under the 1934 Act;

               (v) cooperate with all reasonable requests of Nobel in connection with Nobel's satisfaction of its obligations under this Section 11.2;

               (vi) furnish such information concerning such Shareholder and his or her plan of distribution as Nobel may from time to time request;

               (vii) sell Nobel Shares pursuant to the Registration Statement only in "brokers' transactions" or in transactions directly with a "market maker," as defined in paragraphs (f) and (g) of Rule 144 under the 1933 Act (collectively, "BROKERS' TRANSACTIONS"); and

               (viii) not offer or sell any Nobel Shares under the Registration Statement during any period after Nobel has provided notice to the Shareholder pursuant to Section 11.2(a)(i) or 11.2(f), until Nobel provides to the Shareholder copies of all documents required to be filed under Section 11.2(f) and notice that offers and sales may again be made.

           (K) EXPENSES. Nobel shall pay all expenses incident to Nobel's performance of or compliance with this Section 11.2, including, without limitation, (i) all registration, filing and stock exchange or automated quotation system listing fees, (ii) all fees and expenses of complying with securities or blue sky laws (provided that the Shareholders shall pay all fees payable under blue sky laws after Nobel has expended an aggregate of $10,000 in respect of such fees), (iii) all word processing, duplicating and printing expenses, (iv) all messenger and delivery expenses and (v) the fees and disbursements of counsel for Nobel and of its independent public accountants; provided that, Nobel shall not be required to bear the expenses of any underwriting discounts or commissions or brokerage commissions attributable to the sale of the Nobel Shares or any out-of-pocket expenses of the Shareholders, including travel costs and the costs of any counsel or any other advisers engaged by the Shareholders to represent or advise them in connection with the transactions contemplated by this Section 11.2.

           (I) INDEMNIFICATION.

               (i) INDEMNITY BY NOBEL. Nobel shall (i) indemnify and hold harmless each Shareholder (each such person being hereinafter referred to in this Section 11.2(l)(i) as an "Indemnified Party") against any losses, claims, damages, liabilities or expenses (for purposes of this Section 11.2(l), "Losses"), to which each such Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or underlying Prospectus, as amended or supplemented if Nobel has furnished any amendments or supplements thereto, or any document filed under a state securities or blue sky law (each such document individually being referred to as a "REGISTRATION DOCUMENT" and collectively as "REGISTRATION DOCUMENTS") or insofar as any Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon the omission or alleged omission to state in any Registration Document or underlying Prospectus, as amended or supplemented if Nobel has furnished any amendments or supplements thereto, a material fact required to be stated therein or necessary to make the statements made therein (in the case of a Prospectus, in the light of the circumstances under which they were made), not misleading, and (ii) reimburse each Indemnified Party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any Loss, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of Nobel; provided, however, that Nobel shall not be liable for any Losses arising out of or based upon any untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to Nobel by or on behalf of a Shareholder stating that it is for use in the preparation of the Registration Document; provided further, that Nobel shall not be liable in any case to the extent that any Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in a Prospectus, if such untrue statement, alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and the selling Shareholder or other person making a claim for indemnification failed to deliver, within the time required by the 1933 Act, such Prospectus as so amended or supplemented prior to or concurrently with the sale of the Nobel Shares to the person purchasing Nobel Shares after Nobel had furnished such Shareholder with the number of copies of such amended or supplemented Prospectus reasonably requested by such Shareholder.

               (ii) INDEMNITY BY THE SHAREHOLDERS. Each Shareholder shall (i) indemnify and hold harmless Nobel, any officer, director, employee or agent of Nobel, and each other person, if any, who controls Nobel within the meaning of
Section 15 of the 1933 Act (each such person being hereinafter referred to in this Section 11.2(l)(ii) as an "Indemnified Party") against any Losses to which each such Indemnified Party may become subject under the 1933 Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus, in the light of the circumstances under which they were made,) not misleading, and (ii) reimburse each Indemnified Party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any such Losses or action, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of the Shareholder; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any Losses arise out of or are based upon an untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to Nobel by the Shareholder specifically stating that it is for use in the preparation thereof.

               (III) PROCEDURE FOR INDEMNIFICATION. In order for an Indemnified Party (as defined under Sections 11.2(l)(ii) or 11.2(l)(ii), as the case may be) to be entitled to any indemnification provided for under this
Section 11.2(l), such Indemnified Party must notify the person from whom indemnification is being sought (for purposes of this Section 11.2(l), the "Indemnifying Party") in writing of the claim within 45 days after receipt by such Indemnified Party of written notice thereof; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent (and only to the extent) the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim. The Indemnifying Party will be entitled to participate in the defense of a Third Party Claim made against an Indemnified Party and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party;

provided that, with respect to such assumption, (i) such counsel is not reasonably objected to by the Indemnified Party and (ii) the Indemnifying Party first admits in writing its obligation hereunder to the Indemnified Party to indemnify the Indemnified Party with respect to the claim and notifies the Indemnified Party of its intention to assume such defense within 30 days of receipt of notice of a Third Party Claim. If the Indemnifying Party does not timely give written notice of its intention to assume control in the defense of any Third Party Claim, or, after giving such notice, fails to do so, the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such claim. If the Indemnifying Party does timely give such notice, the Indemnified Party (x) will cooperate in all reasonable respects with the Indemnifying Party in connection with such defense, (y) will not admit any liability with respect to, or settle, compromise or discharge any Third Party Claim without the Indemnifying Party's prior written consent and (z) will agree to any settlement, compromise or discharge of a claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such claim, which releases the Indemnified Party completely in connection with such claim, which does not obligate the Indemnified Party to take or forbear to take any action. If the Indemnifying Party assumes the defense of any claim as provided above, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel and at its own expense. An Indemnifying Party who does not assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim.

     11.3 PUT RIGHTS. If Nobel has not filed the Registration Statement prior to the date 140 days following the date hereof, then for each full month thereafter that the Registration Statement continues not to be filed, the Shareholders shall have the right to require Nobel to purchase a number of Nobel Shares equal to the total number of Nobel Shares divided by five. Nobel will purchase such Nobel Shares within five days of receipt of written notice from the Shareholders. The purchase price for such Nobel Shares will equal the Current Market Value on the date of purchase. Nobel's obligation to repurchase Nobel Shares pursuant to this Section 11.3 shall terminate upon filing of the Registration Statement. For the purposes hereof, "CURRENT MARKET VALUE" of a share of Nobel Common Stock on a specified date shall be the average of the closing prices of Nobel Common Stock for the 20 consecutive trading days immediately preceding such date.

     11.4  NOBEL'S COVENANTS.

           (a) For so long as the Nobel Common Stock is publicly traded, Nobel shall take all actions necessary or reasonably requested by the Shareholders to enable the Shareholders to sell the Nobel Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144 under the 1933 Act, as such rules maybe amended form time to time, and any similar rules or regulations hereafter adopted by the SEC, including, without limitation, the filing on a timely basis of all reports required to be filed by the 1934 Act (or, if Nobel is not required to file such reports, making publicly available, the information referenced in paragraph (c)(2) of Rule 144 (or any similar provision of a successor rule)). Upon the request of the Shareholders, Nobel will deliver to the Shareholders a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, it shall not be a violation of this Section if Nobel fails to file timely a report required to be filed by the 1934 Act if Nobel has a valid business reason for delaying the filing of such report.

           (b) Nobel understands and acknowledges that the Company intends to distribute Nobel Shares to the Shareholders as soon as practicable following Closing. In connection therewith, Nobel will take all actions (not involving the payment of money) reasonably required to permit the Nobel Shares to be registered in the names of the Shareholders, including, without limitation, providing Nobel's transfer agent with an authorization to effect such transfer.

12.  REPRESENTATION OF SHAREHOLDERS BY COMPANY'S AGENT.

     12.1  APPOINTMENT OF COMPANY'S AGENT.

           (a) Each of the Shareholders (herein called the "REPRESENTED SHAREHOLDERS") hereby irrevocably appoints Linda Nash (herein called the "COMPANY'S AGENT") as such Represented Shareholders' agent and attorney-in-fact to take any action required or permitted to be taken by such Represented Shareholder under the terms of this Agreement, including, without limitation, the execution, delivery and receipt of any notices, certificates or other documents to be executed, delivered or received by or on behalf of any or all of the Represented Shareholders, the payment of expenses relating to the transactions contemplated by this Agreement, the representation of the Represented Shareholders in the resolution of any disputed matters hereunder and in indemnification proceedings hereunder, and the right to waive, modify or amend any of the terms of this Agreement. Each Represented Shareholder agrees to be bound by any and all actions taken by the Company's Agent on such Represented Shareholder's behalf.

           (b) Nobel shall be entitled to rely exclusively upon any communications given by the Company's Agent on behalf of any Represented Shareholder and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon actions taken or not taken or communications made by the Company's Agent. Nobel shall be entitled to disregard any notices or communications given or made by Represented Shareholders unless given or made through the Company's Agent, except as provided in Section 12.2.

     12.2 SUCCESSOR AGENT. In the event of the death or resignation of the Company's Agent or her inability to perform her functions hereunder, the Represented Shareholders shall promptly appoint a new agent or agents as attorney-in-fact or attorneys-in-fact, and such appointment or appointments shall be deemed to have been made when communicated to the Nobel in writing signed by the former holders (or the personal representatives thereof) of at least 51% of the Nobel Shares owned by Represented Shareholders immediately prior to the Closing Date. If the Represented Shareholders do not within fifteen days appoint a new agent or agents, then the Represented Seller then living who previously owned the greatest number of Nobel Shares outstanding immediately prior to the Closing Date shall serve as Company's Agent if he or she

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

is able and willing to do so, until a successor agent or agents shall have been appointed in accordance with the provisions hereof.

     12.3 SHAREHOLDERS' ACTIONS. The manner and form by which the Represented Shareholders shall decide upon any new agent and attorney-in-fact shall be decided solely by the former holders (or the personal representatives thereof) of at least 51% of the Nobel Shares owned by Represented Shareholders outstanding immediately prior to the Closing Date. The Represented Shareholders recognize, and hereby acknowledge, that the Company's Agent has an interest in the subject matter of this Agreement and that the appointment of such Agent (which shall include any person who becomes the Company's Agent pursuant to the provisions of Section 12.2) as the Company's Agent constitutes an irrevocable power-of-attorney coupled with an interest.

13.  MISCELLANEOUS.

     13.1 COSTS AND EXPENSES. Except as expressly otherwise provided in this Agreement, Nobel shall bear its own costs and expenses and the Company and Shareholders shall bear all of the costs and expenses of the Company and Shareholders in connection with this Agreement and the transactions contemplated hereby.

     13.2 LITIGATION. Should any party default in performance of any of the terms and conditions of this Agreement or any other agreement referred to herein which results in the filing of a lawsuit for damages, specific performance or other remedy, the prevailing party in such lawsuit shall be entitled to its reasonable attorneys' fees and court costs from the losing party.

     13.3 ASSIGNMENT AND BENEFIT. No party shall assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon the parties and the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

     13.4 SCHEDULES. Any and all schedules referenced or incorporated herein are deemed to be a part of this Agreement and are binding and enforceable as to any terms contained therein. The submission of any information on a schedule shall constitute a representation by the party providing such schedule of the truth, correctness and completeness of all information set forth therein. In the event of any inconsistency between the statements made in the body of this Agreement and those contained on a schedule (other than an expressed exception to a specifically-identified statement), those in this Agreement shall control.

     13.5 EFFECT AND CONSTRUCTION OF THIS AGREEMENT. This Agreement and schedules hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. The captions are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement. Wherever the context may require, any pronouns used herein shall be deemed also to refer to the corresponding singular, plural, masculine, feminine or neuter form.

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

     13.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which counterparts together shall be deemed to be one and the same instrument.

     13.7 COOPERATION. Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

     13.8 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to be properly given if transmitted by messenger, overnight courier service, first class certified mail (return receipt requested) or telecopy (which is confirmed), in each case postage or other charges prepaid, addressed to the other party at the address shown below. Any party may change such address by notice given in such manner. All notices shall be effective (i) if sent by messenger or overnight courier service, when delivered, (ii) if sent by mail, three days after posting, and
(iii) if sent by telecopy, when sent (provided that, if sent by telecopy, a duplicate copy thereof is sent by mail by the following day).

           If to Nobel:

               Nobel Education Dynamics, Inc.
               Rose Tree Corporate Center II
               1400 North Providence Road
               Suite 3055
               Media, PA 19063
               Attn: Chief Executive Officer

               Telecopier: (610) 891-8200

           with a copy to:

               Nobel Education Dynamics, Inc.
               Rose Tree Corporate Center II
               1400 North Providence Road
               Suite 3055
               Media, PA 19063
               Attn: General Counsel

               Telecopier: (610) 891-8200

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

           If to the Company or a Shareholder:

               Ms. Linda Nash
               10006 Stonemill Road
               Richmond, VA

           With a copy to:

               Cantor, Arkema & Edmonds
               The First National Bank Building
               823 East Main Street
               Richmond, VA  23204-0561
               Attn:  Steven Edmonds, Esq.

               Telecopier:  (804) 225-8706

     13.9 AMENDMENT, WAIVER, DISCHARGE, ETC. This Agreement may not be released, discharged, abandoned, amended, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized officers or representatives (which, in the case of the Company and each Shareholder, shall include Company's Agent). The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

     13.10 SEVERABILITY. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

     13.11 NUMBER OF DAYS. Except as otherwise provided herein, in computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

     13.12 NO THIRD PARTY BENEFICIARIES. The agreements included herein, and otherwise made between the parties hereto as part of this transaction, are solely the obligation of, and for the benefit of, the parties hereto, and there shall be no third party beneficiary of any of the warranties, representations or covenants made in this Agreement or any of the other agreements between the parties hereto as part of this transaction.

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

     13.13 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without reference to that Commonwealth's conflict of laws provision.

     13.14 FORUM SELECTION CLAUSE. The exclusive venue of the resolution of any dispute arising from the provisions of this Agreement shall lie with any court of competent jurisdiction in the city of Richmond, Virginia.

     13.15 DEFINITION OF "COMPANY'S KNOWLEDGE". As used herein, the phrase "to the Company's knowledge" (or similar phrases) shall mean the actual knowledge of Linda Nash, Stephen Nash, Rod Kennedy or Robin Smith.

     In Witness Whereof, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the date first above written.

                          COMPANY:

                                    Loudoun Children's Center, Inc.



                                    By:_____________________________
                                        Linda Nash, President

                          SHAREHOLDERS:


                                    ________________________________
                                    Linda Nash


                                    ________________________________
                                    Stephen Nash


                          BUYER:

                                    Nobel Education Dynamics, Inc.


                                    By:_____________________________
                                       John R. Frock
                                       Executive Vice President

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